SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 18, 2005

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	25-1450605
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

County National Bank

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Press Release announcing:

William F. Falger, President and CEO of CNB Financial Corporation (NASDAQ: CCNE), announced today the formation of a new bank to be headquartered in Erie, Pennsylvania. The new entity, which will operate as a division of County National Bank, will be named Erie Bank and begin operations in its headquarters in Erie as early as April, 2006.

Exhibit 99	News Release announcing the formation of Erie Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: October 18, 2005	By: /s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr.
Treasurer

Exhibit Index

Number	Description

Exhibit 99	News Release announcing the formation of Erie Bank, N.A.

Exhibit 99

NEWS RELEASE

Contact: Leanne Kassab
Marketing Dept
(814)765-9621

FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION ANNOUNCES THE FORMATION OF ERIE BANK

Erie, PA – October, 2005

William F. Falger, President and CEO of CNB Financial Corporation (NASDAQ: CCNE), announced today the formation of a new bank to be headquartered in Erie, Pennsylvania. The new entity, which will operate as a division of County National Bank, will be named Erie Bank and begin operations in its headquarters in Erie as early as April, 2006.

Mr. Falger also announced that David J. Zimmer, will head the Erie Bank as its President and CEO. Mr. Zimmer, a native of Erie, has over twenty years of experience in banking all in the Erie market. In addition to Mr. Zimmer, the Bank will be led by an Erie based Board of Directors made up of local business and community leaders. Members of the Board will be announced in the near future. The Board will have many responsibilities including market growth, community involvement, asset growth and lending decisions.

In commenting on this new venture Mr. Falger stated, “Our decision to form and operate Erie Bank was driven by the opportunity to serve a significant market which has seen most of its locally based banks acquired by larger institutions. We believe there is tremendous potential for a new community bank in Erie driven by a strong focus on meeting the financial needs of businesses and individuals in the way only a community bank can deliver.”

During the months ahead, Mr. Zimmer will be operating a loan production office located at 1001 State Street in Erie. From this location, commercial relationships will be developed with local businesses as they are introduced to the specialized financial services offered by Erie Bank.

These services principally include commercial and industrial loans and lines of credit, corporate credit cards, cash and wealth management, online banking, electronic check deposit, merchant credit card processing, equipment leasing, accounts receivable handling, ACH origination and payroll processing.

Traditional consumer banking services such as checking, savings, time and deposit accounts, real estate, residential and consumer loans will also be available to serve the financial needs of the community. Add trust, estate and alternative investment services such as annuities and various wealth management services to the product mix and the result is a complete financial service provider.

Mr. Zimmer believes that Erie residents and business owners’ desire the higher level of personalized customer service that a community bank has to offer and the access to high-tech products and services that a big bank has. “With Erie Bank’s centralized management team and board of directors located right here in Erie, and the support of a $750 million bank holding company, I believe this is an ideal situation for the community of Erie,” said Mr. Zimmer.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic competitive conditions; and other risks and uncertainties.